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                                                                   Exhibit 99(f)





                       KEYCORP STUDENT LOAN TRUST 1999-B

                PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY

                          Statement of Compliance with
                      Specifically Identified Requirements

                               December 31, 2001

                 (With Independent Accountants' Report Thereon)

[KPMG LOGO]

     One Cleveland Center                                 Telephone 216 696 9100
     1375 E. Ninth Street                                 Fax 216 696 7792
     Cleveland, OH 44114-1796


                        INDEPENDENT ACCOUNTANTS' REPORT

Bank One, National Association
as Eligible Lender Trustee

We have examined Pennsylvania Higher Education Assistance Agency's (Servicer) assertions with respect to Sections 3.03, 3.04, 4.01, 4.02, 4.03, 4.08, 5.02,
and 5.03 of the Sale and Servicing Agreement dated September 1, 1999, about the Servicer's compliance with the servicing of the KeyCorp Student Loan Trust 1999-B student loans as of December 31, 2001, and for the year then ended, as indicated in the accompanying Statement of Compliance with Specifically Identified Requirements. The Servicer is responsible for the Servicer's compliance with those requirements. Our responsibility is to express an opinion on the Servicer's assertions about compliance based on our examination.

Our examination was made in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Servicer's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Servicer's compliance with attestation specified requirements.

In our opinion, the Servicer's assertions with respect to Sections 3.03, 3.04, 4.01, 4.02, 4.03, 4.08, 5.02, and 5.03 of the Sale and Servicing Agreement dated September 1, 1999, included in the accompanying Statement of Compliance with Specifically Identified Requirements as of December 31, 2001, and for the year then ended, are fairly stated in all material respects.

This report is intended solely for the information and use of Pennsylvania Higher Education Assistance Agency, Key Bank USA, National Association, Bank One, National Association, Bankers Trust Company, and MBIA and is not intended to be and should not be used by anyone other than these specified parties.



                                [KPMG SIGNATURE]



March 1, 2002

                 PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY

       Statement of Compliance with Specifically Identified Requirements

Pennsylvania Higher Education Assistance Agency (PHEAA) has complied with the specifically identified servicing requirements for the KeyCorp Student Loan Trust 1999-B, with respect to Sections 3.03, 3.04, 4.01, 4.02, 4.03, 4.08, 5.02,
and 5.03 of the Sale and Servicing Agreement dated September 1, 1999 (the Agreement), relating to the student loans that are guaranteed as to payment of principal and interest by PHEAA or the American Student Assistance Corporation
(ASA) and are reinsured by the Department of Education (Financed Federal Loans), and student loans guaranteed as to payment of principal and interest by The Education Resources Institute, Inc. (TERI) and not reinsured by the Department of Education (Financed Private Loans).

1.   COMPLIANCE

     1.   FINANCED FEDERAL LOANS

          A. Compliance with the aforementioned Sections of the Agreement relating to the Financed Federal Loans is limited to the following federal regulations as published in their entirety in the December 18, 1992 Federal Register. Part II. Department of Education, 34 Code of Federal Regulations (CFR), Federal Family Education Loan Program; Final Regulations.

               We have complied with the following federal regulations for the Financed Federal Loans as of December 31, 2001 and for the year then ended:

               o 34 CFR 682.202, "Permissible Charges by Lenders to Borrowers";
                 all parts except for (a)(2), (b)(5), (c)-(e), and (g).

               o 34 CFR 682.208, "Due Diligence in Servicing a Loan"; all parts except for (b)(1)(i)-(ii), (b)(1)(v), (b)(2), and (c)-(f).

               o 34 CFR 682.209, "Repayment of a Loan"; all parts except for
                 (a)(2)(i), (a)(4), (b), (d), (f), (g), (i), and (j).

               o 34 CFR 682.210, "Deferment"; all parts except for (a)(9) and
                 (b)(6).

               o 34 CFR 682.211, "Forbearances"; all parts except for (a)(3)
                 and (d).

               o 34 CFR 682.213, "Prohibition Against the Use of the Rule
                 of 78s."

               o 34 CFR 682.300, "Payment of Interest Benefits on Stafford
                 Loans."

               o 34 CFR 682.301, "Eligibility of Borrowers for Interest
                 Benefits on Stafford Loans"; all parts except for (a) and (c).

               o 34 CFR 682.302, "Payment of Special Allowance on FFEL Loans";
                 all parts except for (c)(2), (c)(3), (d), and (e).

               o 34 CFR 682.304, "Methods for Computing Interest Benefit and
                 Special Allowance"; all parts except for (a), (b), and (d)(2).

               o 34 CFR 682.305, "Procedures for Payment of Interest Benefit
                 and Special Allowance"; all parts except for (a)(2)-(4), (b), and (c).

                PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY

       Statement of Compliance with Specifically Identified Requirements


               o 34 CFR 682.403, "Death, Disability and Bankruptcy Payments";
                 all parts except for (e), (g), and (i)-(k).

               o 34 CFR 682.411, "Due Diligence by Lenders in the Collection
                 for Guaranty Agency Loans"; all parts except for (f), (i), (j),
                 (m), and (n).

               o 34 CFR 682.414, "Records, Reports, and Inspection Requirements
                 for Guaranty Agency Programs"; all parts except for (a)(1),
                 (a)(2), (a)(3), (b), and (c).

          B. Compliance with the aforementioned Sections of the Agreement relating to the Financed Federal Loans is limited to the following federal regulations as published in their entirety in the December 1, 1995 Federal Register. Part III. Department of Education, 34 Code of Federal Regulations (CFR), Federal Family Education Loan Program; Final Rule.

               We have complied with the following federal regulations for the Financed Federal Loans as of December 31, 2001 and for the year then ended:

               o 34 CFR 682.209, "Repayment of a Loan"; Part (b).

          C. Compliance with the aforementioned Sections of the Agreement relating to the Financed Federal Loans is limited to the following federal regulations as published in their entirety in the October 29,2000 Federal Register. Part V. Department of Education, 34 Code of Federal Regulations (CFR), Federal Family Education Loan Program; Final Rule.

               We have complied with the following federal regulations for the Financed Federal Loans as of December 31, 2001 and for the year then ended:

               o 34 CFR 682.411, "Lender Due Diligence in Collecting Guaranty
                 Agency Loans"; Part (f).

          D. Compliance with the aforementioned Sections of the Agreement relating to the Financed Federal Loans is limited to the following federal regulations as published in their entirety in the July 27, 2000 Federal Register. Part V. Department of Education, 34 Code of Federal Regulations (CFR), Federal Family Education Loan Program; Final Rule.

               We have complied with the following federal regulations for the Financed Federal Loans as of December 31, 2001 and for the year then ended:

               o 34 CFR 682.411, "Lender Due Diligence in Collecting Guaranty
                 Agency Loans"; Part (i).

     2.   FINANCED PRIVATE LOANS

          A. Compliance with the aforementioned sections of the Agreement relating to the Financed Private Loans is limited to the following requirements contained in the Access Loan Programs Servicing Agreement between Pennsylvania Higher Education Assistance Agency and Society National Bank dated March 23, 1995.

                PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY

       Statement of Compliance with Specifically Identified Requirements


               We have complied with the following sections of the Agreement relating to the Financed Private to the Financed Private Loans as of December 31, 2001 and for the year then ended:

               I.   "Account Servicing, Document Storage"

               II.  "Delinquency Servicing"

               IV.  "Deferment and Forbearance Processing"

               VI.  "Filing Claims"

          B. Compliance with the aforementioned sections of the Agreement relating to the Financed Private Loans is limited to the following requirements contained in the 2000 Servicing Guidelines for TERI, effective December 1, 2000.

               We have complied with the revised delinquency servicing requirements for TERI guaranteed Financed Private Loans as of December 31, 2001 and for the year then ended.


II.  NONCOMPLIANCE

     1.   FINANCED FEDERAL LOANS

          No items noted.

     2.   FINANCED PRIVATE LOANS

          No items noted.



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